Exhibit (a)(xvi)

TEKLA LIFE SCIENCES INVESTORS

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, Elizabeth G. Nabel tendered her resignation as a Trustee of Tekla Life Sciences Investors (the “Fund”) effective June 13, 2019, the Fund issues this notice in accordance with the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on February 20, 1992, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee resignation, the six Trustees of the Tekla Life Sciences Investors are:

Thomas M. Kent	100 Federal Street, 19th Floor
Boston, MA 02110

Rakesh K. Jain, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02109

Daniel R. Omstead, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

Oleg M. Pohotsky	100 Federal Street, 19th Floor
Boston, MA 02110

William S. Reardon	100 Federal Street, 19th Floor
Boston, MA 02110

Lucinda H. Stebbins	100 Federal Street, 19th Floor
Boston, MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 20th day of June, 2019, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/Laura Woodward
Laura Woodward, Secretary